PARTNERSHIPPING AGREEMENT

This agreement is entered into as of (date to be signed)

                                     BETWEEN

                        ALLIANT TECHSYSTEMS INCORPORATED

A Corporation of the State of Delaware with offices at

                        Alliant Techsystems Incorporated
                                   P.O. Box 98
                             Magna, Utah 84044-0098

                                       AND


                     WESTERN ELECTROCHEMICAL COMPANY (WECCO)

A Corporation of the State of Delaware with offices at

                         Western Electrochemical Company
                                  P.O. Box 629
                              Cedar City, UT 84721

               (hereinafter also referred to as "Subcontractor").

                                   WITNESSETH:

WHEREAS, Alliant Techsystems Incorporated, (hereinafter referred to as the "Customer") has issued a contract for the Delta III Program (hereinafter referred to as the "Program"); and,

WHEREAS, the respective, unique technical capabilities of the parties complement one another; and,

WHEREAS,  by teaming  together and utilizing the combined  skills of the parties
will  offer  the  ultimate  customer  the  most   advantageous   combination  of
capabilities to achieve the Program objectives;

NOW, THEREFORE, in consideration of the premises, covenants and conditions contained herein, the parties agree as follows:

1.       PURPOSE OF PARTNERSHIPPING

         a. This agreement is to enter into an arrangement to ensure an ongoing supply of Ammonium Perchlorate (AP) that can be used in the manufacture of solid rocket motors. This agreement is intended to complement each other's unique capabilities and offer the Government/Customer the best combination of performance, cost and delivery for solid rocket motors.

         b. The parties shall work closely together and exchange business and technical information such that Alliant Techsystems can perform with optimum effectiveness in the solid rocket motor business. For this reason, the parties agree to cooperate fully and exclusively with each other concerning the specific acquisition.

         c. Nothing contained herein is intended to preclude either party from independently submitting proposals or performing work not related to this mutual effort. WECCO agrees to provide certified cost or pricing data to Alliant Techsystems in conjunction with each procurement to the extent required by Alliant Techsystems in order to satisfy statutory or regulatory requirements or to verify that the price is fair and reasonable. WECCO also agrees to sell AP to Alliant Techsystems at fair market value.

         d. Each party will assist the other, as necessary, and will exert best efforts in meeting contract objectives.

         e. Alliant Techsystems will make every practicable effort to qualify WECCO AP for use on all new and current programs, to include: Delta II, Titan IV SRMU, EELV, and Pegasus Programs. Acceptance will be based on lowest total cost, test results and customer feedback.

2.       WECCO'S RESPONSIBILITIES

         a.       Support and adopt the Alliant  Techsystems'  Bacchus  Supplier
                  Partnershipping   Policy  including   continuous   improvement
                  philosophy.

         b. Have and maintain a supplier rating of 98% with a goal of achieving 100%.

         c.       Flow  chart  work  processes   eliminating   non-value   added
                  processes and combining work processes in an effort to reduce total costs within the partnership agreement.

         d. Work towards increasing sales per employee, while decreasing general and administration and overhead costs per year.

         e. Identify and share total cost reduction ideas with Alliant Techsystems.

         f. Comply with the requirements, terms and conditions of the purchase order. In order to ensure product consistency and reliability, all process or supplier changes shall be reviewed and approved by the parties to the partnershipping agreement before implementation.

         g. Develop, maintain, and ensure process controls are in place to reduce product variation. Provide data to appropriate parties in accordance with Alliant Techsystems requirements.

         h. Maintain a cost accounting system that meets the approval of DCAA.

         i. Establish long term partnershipping agreements with subtiered suppliers in those cases, if any, in which WECCO and Alliant Techsystems agree that such agreements would be to their mutual advantage.

         j.       Take appropriate steps to become a certified supplier.

         k. Develop and maintain appropriate management systems to ensure cost, quality, schedule and technical requirements are met.

         l.       Provide   favorable   long  term   pricing   agreements   with
                  exercisable options.

         m.       Share data as required or appropriate.

         n.       Assist with concurrent engineering.

         o. Provide sufficient material to perform qualification testing on all new and current programs.

         p. Provide a manufacturing capability that supports Alliant Techsystem's program needs.

         q.       Provide technical expertise to ensure an ongoing supply of AP.

         r.       Maintain a safe and environmentally friendly facility.

3.       ALLIANT TECHSYSTEMS INCORPORATED RESPONSIBILITIES

         a.       Retain overall program responsibility.

         b. Provide long term AP forecasts and program schedules as anticipated from Alliant Techsystem's solid rocket motor customers.

         c. Eliminate unnecessary follow-on proposal effort by exercising follow-on options to the extent reasonable and in accordance with FAR requirements if and to the extent applicable.

         d.       Provide  quarterly   production  status  and  future  schedule
                  updates for materials covered under this agreement.

         e.       Consult   with   the   Subcontractor    regarding    technical
                  requirements, schedule requirements and pricing strategies.

         f. Work with potential customers to secure follow-on business and provide annual business plans identifying opportunities for new business that will mutually benefit both parties.

         g. Provide SPC data requirements and analysis services as appropriate. Update and review requirements to monitor critical processes sufficient to meet process variation goals.

         h. Provide technical support where cost saving opportunities have been identified, including design changes where appropriate to enhance quality productivity and profit margins.

         i. Provide training necessary to assist WECCO in becoming a certified supplier.

4.       PERFORMANCE

         a. Following successful qualification testing and customer approval, Alliant Techsystems Incorporated will award WECCO, a subcontract for the specified work identified with mutually acceptable terms and conditions and the applicable requirements of the Federal Acquisition Regulation (particularly Parts 6, 15 and 17) shall be satisfied.

         b. The subcontract shall include, among other provisions mutually acceptable to the parties, those provisions required by law and regulation and clauses of the prime contract that are mandatory or necessary for incorporation into subcontracts.

         c. In the event a disagreement between the parties to the partnershipping agreement is not resolved through good faith negotiations within a reasonable time, but not exceeding thirty (30) days from the date of award of the prime contract, either party shall have the right, without prejudice, to enter into agreements with others for the subcontract work after discussions and notification of the other party.

5.       PROTECTION OF SENSITIVE DATA

         a. Each party agrees not to disclose sensitive financial or competitive data to unauthorized parties. However, neither party shall be liable for the inadvertent or accidental disclosure of such information if a disclosure occurs despite the exercise of the same precautions as the party normally takes to safeguard its own contractual data.

         b. During the terms of this agreement, it may be necessary for either party to disclose proprietary information to the other. With respect to such information, a separate proprietary agreement shall be created to identify and protect such data. Such data must be in writing and clearly identified as proprietary information or marked with a notice stating restrictions as to its use.

6.       SECURITY

         To the extent the parties' obligations involve access to information classified "Top Secret", "Secret", or Confidential", FAR provisions 52.204-2 shall apply.

7.       LEGAL EFFECT OF PARTNERSHIPPING AGREEMENT

         The parties agree that no legal relationship of any kind exists as a result of the agreement other than the covenants expressly contained herein. This is not to be construed as a business partnership under, nor governed by, the Uniform Partnership Act or the common law of business partnerships. Neither party shall have authority to create any obligations for the other except to the extent stated herein. The parties agree that this agreement may be made known to the Customer.

8.       TERM AND TERMINATION OF PARTNERSHIPPING AGREEMENT

         a. This agreement shall remain in effect as long as the current Delta III contract, including options, with McDonnell Douglas remains in effect, unless terminated earlier by one of the following events:

                  (i)      The Customer terminates or cancels the procurement or
                           does  not  award  follow-on   contracts  or  exercise
                           options.

                  (ii) The Customer awards the prime contract to other than Alliant Techsystems Incorporated.

                  (iii)    The parties dissolve the agreement by mutual consent.

                  (iv) One of the parties petitions for bankruptcy or reorganization under bankruptcy laws, or makes an assignment for the benefit of creditors.

                  (v)      The Customer directs Alliant  Techsystems to have the
                           subcontracted   work  performed  by  other  than  the
                           Subcontractor specified herein.

                  (vi) The Customer eliminates or substantially reduces the Subcontractor work contemplated hereby.

                  (vii) Other valid, compelling reason by either of the parties to terminate the Agreement, e.g., debarment, suspension, or criminal investigation of a party; change in legal status due to merger or sale of one of the entities; unsatisfactory performance of a party; etc.

9.       PUBLICITY

         No publicity or advertising relating to this partnershipping agreement shall be released by the Subcontractor without Alliant Techsystems' prior approval.

10.      ASSIGNMENT

         Neither party shall assign, nor in any manner transfer, its interests or any part thereof in this agreement to others without written consent of the other party.

11.      ATTACHMENTS

         a.       The following attachments are applicable to this Agreement

                  (i)      Exhibit A:    Listing  of  Delta III  Materials   and
                                         Pricing Matrix



                  (ii)     Exhibit B:    Listing  of  Delta  II  Materials   and
                                         Pricing  Matrix   (applicable  only  if
                                         WECCO supplied AP qualifies)


                  (iii)    Alliant Techsystems Supplier Partnershipping Policy

12.      ENTIRE AGREEMENT

         This agreement, including attachments hereto, constitutes the entire understanding between the parties and supersedes any prior oral or written agreements with respect to the subject matter hereof. The agreement shall not be modified unless agreed to in writing by both parties. Under no circumstances will this agreement violate any antitrust statutes or override any requirements, terms and conditions of the purchase order that this partnershipping agreement supplements.

13.      APPLICABLE LAW

         The validity and performance of this agreement shall be governed by the law of the federal government contracts, if applicable; otherwise by the laws of the State of Utah.


IN WITNESS WHEREOF, the parties hereto have executed this partnershipping agreement effective as of the date indicated on the first page.


   WESTERN ELECTROCHEMICAL CO. (WECCO)  ALLIANT TECHSYSTEMS INCORPORATED
               (Subcontractor)                  (Customer)

By:/S/ JAMES J. PEVELER                 By: /S/ SIDNEY R. CONRAD
   --------------------                     ------------------------------------
          (Signature)                           (Signature)

       JAMES J. PEVELER                         S.R. CONRAD
   --------------------                     ------------------------------------
          (Type Name)                           (Type Name)

           PRESIDENT                       MANAGER/MATERIAL CENTER OF EXCELLENCE
   --------------------                    -------------------------------------
           (Title)                               (Title)

                          AMERICAN PACIFIC CORPORATION



November 24, 1997


Dave Peet
Director of Material Acquisition
Alliant Techsystems Inc.
Bacchus Works
Magna, UT 84044-0098

Dear Mr. Peet:

We have appreciated very much the supportive discussions that we have had concerning the impacts of the pending Asset Purchase Agreement between AMPAC and Kerr-McGee. We certainly understand Alliant's desire, and need, for appropriate assurances as to pricing methodology that will be used by AMPAC in the future. To that end, please be assured that you can rely on the following undertakings by AMPAC:

1. The Strategic Partnering Agreement between AMPAC's WECCO Division and Alliant that is based on discussions that began in Fall of 1992, and that was concluded in the Summer of 1993, remains, and will remain, a long-term commitment of AMPAC. It is our intent and expectation that both parties will be faithful to those commitments.

2. In periods beyond the term of the Strategic Partnering Agreement, or within its terms when pricing has not by this date been definitively established, you may rest assured that AMPAC will establish the ammonium perchlorate price on the following basis:

         * [THIS MATERIAL HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY]

         * The price of ammonium perchlorate will be established and maintained at a fair and reasonable level.

         * AMPAC will not seek profits from its ammonium perchlorate operations that are beyond a reasonable level.

         *        AMPAC's   ammonium   perchlorate   pricing  will  comply  both
                  procedurally and substantively with applicable provisions of FARS and the DOD and NASA FAR

                  Supplements. Such compliance will include the subject matters of cost, profit and compensation as governed by the foregoing Regulations and related Guidelines.

         * AMPAC will offer the same prices to its different ammonium perchlorate customers, subject only to reasonable variations
                  based   on   quality,    volume   and    ascertainable    cost
                  considerations.

         * AMPAC will engage in continuous cost reduction and control efforts, and will share appropriate information with Alliant concerning suggestions from Alliant in the spirit of the Strategic Partnering Agreement.

         *        Alliant  will  be  provided   with   appropriate   information
                  concerning AMPAC's ammonium perchlorate costs.

We look forward to continuing improvements in our relationship with Alliant, and reiterate our commitment to the conduct of that relationship in full harmony with both the letter and the spirit of that Agreement.


Sincerely yours,



/S/ JOHN R. GIBSON
------------------
John R. Gibson
President & CEO

                                    EXHIBIT B

                              ALL ALLIANT PROGRAMS

                              AMMONIUM PERCHLORATE


                  [THIS MATERIAL HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY]




                                       -4-